UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The information contained in item 2.06 is incorporated herein by reference.

ITEM 2.06	MATERIAL IMPAIRMENTS

Resolute Forest Products Inc. (the “Company”) announced on November 20, 2012, that the kraft pulp mill and one paper machine at its Fort Frances, Ontario, facility would be indefinitely idled as of the end of November, reducing the Company’s market pulp and specialty paper capacity by approximately 200,000 and 100,000 metric tons, respectively. The decision will affect 239 employees.

The Company estimates that it will incur, on an accounting basis, a charge of approximately $12 million for severance and other termination benefits and $5 million in other closure costs. Total future cash expenditures associated with these items are expected to be approximately $14 million. The Company also expects to incur approximately $32 million of non-cash asset impairment charges to reduce the carrying value of the assets to their estimated fair value.

A copy of the press release announcing the indefinite idling is provided as exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit no.	Description

99.1	Resolute Forest Products Press Release of November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: November 27, 2012	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit no.	Description

99.1	Resolute Forest Products Press Release of November 20, 2012

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